Exhibit 10.43

         NON-QUALIFIED LONG TERM INCENTIVE OPTION TO PURCHASE SHARES OF
                                  COMMON STOCK

      IN WITNESS OF the following stock option grant, the undersigned duly authorized officer of Wang Laboratories, Inc. has hereunto set his hand in the name and on behalf of said Corporation as of the date specified below.

WANG LABORATORIES, INC.                        DATE OF GRANT: September 27, 1995
(a Delaware Corporation)                       INSTRUMENT NUMBER:

      EMPLOYEE NAME:

      EMPLOYEE NUMBER:

BY:                                            DATE SIGNED:
    --------------------------------                       ---------------------
      Franklyn A. Caine
      Executive Vice President and CFO

      Wang Laboratories, Inc. (the "Corporation") hereby grants to you (the "Employee"), an Option to purchase all or any exercisable part of XXXXX shares of Common Stock, par value $.01 per share, of the Corporation ("Common Stock") at a price of $15.00 per share, on and after the dates in Section 1 below, subject to the terms and conditions herein. Unless this Option is terminated earlier pursuant to the provisions of this instrument, this Option will expire on September 27, 2005 (the "Expiration Date"), and anything to the contrary herein notwithstanding, this Option shall not be exercisable in any part after such date (or, if such date is not a business day at the headquarters of the Corporation, after the first such business day thereafter). This Option is not intended to qualify as an "Incentive Stock Option" under applicable tax laws. By the Employee's acceptance hereof, the Employee irrevocably and unconditionally agrees that all the Employee's rights in connection with this Option shall be governed in accordance with the terms of this Option instrument. This Option is granted under the Employees' Stock Incentive Plan (the "Plan") of the Corporation as approved by the stockholders of the corporation on January 25, 1995 and as subsequently amended. In the event of any inconsistency between the provisions of the Plan and this instrument, the terms of the Plan shall prevail except that acceleration of the Option for any reason is subject to the Vesting Condition in Section 1(A), below first being satisfied. Notices and communications hereunder shall be delivered by the Employee to the Corporation at its principal place of business, and shall be mailed by the Corporation to the Employee at the address in its records as the most recent home address of the Employee. Notwithstanding anything to the contrary herein, this Option may not be exercised at any time that the Employee would be barred from acquiring the shares subject hereto under the provisions of the Corporation's Certificate of Incorporation, or otherwise by law.

     1. EXERCISE SCHEDULE: This Option is exercisable as to the percentages of the total number of shares covered hereby on and after the satisfaction of the conditions indicated below until the Expiration Date.

     (A) The vesting condition is deemed to be satisfied as to 100% of the Option on the first date following the Grant Date that the average daily closing price of the Common Stock on the NASDAQ or any other national exchange on which the Common Stock is listed as reported in the Wall Street Journal over the immediately preceding twenty (20) trading days is at least $25.00 per share (the "Vesting Condition").

     (B) Except as set forth in Section 1(C), below and as otherwise provided in the Plan, the Option is exercisable from and after September 27, 1997 which is two years from the Grant Date (the two year period hereinafter referred to as the "Restricted Period") until the Expiration Date provided that the Vesting Condition has first been satisfied.

     (C) In the event that the Employee's employment with the Company is terminated by the Company more than 180 days after the Grant Date other than for cause, the Employee may, subject to Section 3, below exercise that percentage of the Option which is equal to the percentage of the Restricted Period that has elapsed since the Grant Date, provided that the Vesting Condition has first been satisfied prior to such termination of employment.

     2. METHOD OF EXERCISE: This Option may be exercised by the Employee only as specified herein. From time to time while this Option is exercisable, the Employee may deliver to the Corporation a written subscription, signed by the Employee, stating the number of shares being purchased. This shall be accompanied by (a) payment for such shares in certified check, money order or other payment acceptable to the Corporation at such time, (b) payment for all taxes, charges and all withholding amounts payable in connection with the exercise and issuance and (c) such statement or other evidence as the Corporation may require to ensure that the shares will not be transferred by the Employee in violation of federal securities laws. Certificates for the shares so purchased will be issued to the Employee upon the completion by the Corporation of any steps required in connection therewith.

     3. TERMS AND CONDITIONS:

     (A) Unless otherwise terminated as provided herein, this Option will terminate at the close of business on the 30th day (or, if such date is not a business day at the headquarters of the Corporation, on the first such business day thereafter) after the date the Employee ceases to be an employee of the Corporation or one of its subsidiaries for any reason other than death, retirement or permanent disability within the meaning of the Plan. In case of dismissal for "cause," the Corporation may revoke all rights of the Employee to purchase all shares subject hereto as have not been issued to the Employee prior to the time of such revocation.

     For the purpose of this Option, the term "cause" shall mean willful misconduct by the Employee or willful failure to perform his or her responsibilities in the best interests of the Company (including, without limitation the material breach of any provision of the Company's Standards of Ethics and Business Conduct Guide, or material breach by the Employee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Employee and the Company), as determined by the Company, which determination shall be conclusive.

     (B) During the lifetime of the Employee, this Option may be exercised only by the Employee. Except by will or by the laws of descent and distribution, this Option and all rights granted hereunder may not be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise) and shall not be subject to execution, attachment or other process. Upon the retirement of the Employee within the meaning of the Plan, there will be no change in the exercise schedule or other terms hereof. If the Employee should die or become permanently disabled within the meaning of the Plan at a time when the Vesting Condition has been satisfied, the Restricted Period set forth in Section 1(B) above will be accelerated such that the Option will become available for purchase, and the Employee (in case of disability) or his or her legal representative (in either case) may exercise such purchase rights at any time within one year from the date of the Employee's death or the Corporation's determination of the Employee's permanent disability, as the case may be, but in no event later than the Expiration Date. Nothing with respect to the terms of this instrument guarantees continued employment for any specific period of time.

     (C) Any provision herein to the contrary notwithstanding, in the case of
(i) a merger or consolidation to which the Corporation is a party and following which the stockholders of the Corporation prior to such merger or consolidation do not have the voting power to elect a majority of the members of the Board of Directors of the resulting entity resulting from such merger or consolidation;
(ii) any 'person' (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act of 1934, as amended), becoming the beneficial owner, directly or indirectly, of more than 50% of any class of common stock of the Corporation, or of shares having more than 50% of the aggregate voting power of the Corporation's capital stock; (iii) a sale or transfer of substantially all of the assets of the Corporation; (iv) a liquidation or reorganization of the Corporation or (v) during any period of two consecutive years or less beginning after December 1993, individuals who at the beginning of such period are members of the Board of Directors and any new director(s) (other than directors designated by a person who has entered into an agreement with the Corporation to effect a transaction of the type described in clauses (i) through (iv) above) whose election by the Board of Directors or nomination for election by the stockholders was approved by a vote of at least two-thirds of the directors still in office who satisfy this test, cease for any reason to constitute a majority of the Board of Directors, the Corporation shall give written notice of such event, mailed to the Employee at least twenty days prior to the event (except in the event of subsection (ii), in which case the Company will notify the Employee as soon as possible thereafter), and provided that the Vesting Condition has been satisfied, the Restricted Period will be accelerated such that the full number of shares subject to this Option shall forthwith become available for purchase. The Employee shall then be entitled to purchase, subject to the consummation of such transaction, all or any part of such shares by subscription in accordance with paragraph 2 above, delivered to the Corporation within fifteen days of the date of such notice. This Option will terminate as to any shares not subscribed for at the expiration of such fifteen-day period. Immediately prior to the consummation of such transaction, certificates for the shares so subscribed for will be issued. If such transaction is not consummated, the Corporation shall forthwith return to the Employee all funds and other documents provided by the Employee in connection with the exercise of this Option under this paragraph, and this Option shall be reinstated as to all of the terms hereof as if the proposed transaction had not been contemplated.

     (D) Any claim or dispute that may arise under or as a result of, or pursuant to, this Option shall be submitted to and determined by the Corporation, in its sole judgment, and any decision made by it shall be final and conclusive for all purposes, and binding on the Employee and any other parties claiming an interest herein.

     4. ADJUSTMENT OF NUMBER OF SHARES COVERED BY OPTION: If the Corporation shall effect a consolidation of shares or a stock dividend and the Corporation shall determine that an equitable adjustment is required hereto as a result, then the Corporation shall make such equitable adjustment in the terms of this Option (for example a proportionate increase or decrease in the number of shares remaining subject to this Option and a corresponding decrease or increase in the exercise price) as the Corporation determines to be appropriate. The Corporation shall determine when and in what measures such adjustments will be made, and may exclude adjustments it determines to be de minimus.